LIONBRIDGE COMPLETES ACQUISITION OF CLS COMMUNICATION

Expands Leadership in Global Content and Communication Services and Accelerates End Market Diversification

WALTHAM, Mass. - January 08, 2015 - Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced that it has completed the acquisition of CLS Communication, a privately-held provider of translation solutions to clients in the financial services, industrial, public sector and life sciences markets. The combination of Lionbridge and CLS enhances Lionbridge’s ability to address growing demand for integrated, technology-enabled translation solutions that allow organizations to create, translate and manage digital content worldwide.

Headquartered in Zurich, Switzerland, with operations in 10 countries in Europe, North America and Asia, CLS provides Lionbridge with complementary geographic coverage and several long-standing, multi-million dollar relationships with clients in the financial services, industrial, public sector and life sciences markets. The Company has approximately 600 professionals including global program managers, linguists and language technology experts who create, optimize and translate highly complex technical, marketing and regulatory content for world leading brands.

“We are pleased to announce the rapid completion of our acquisition of CLS,” said Rory Cowan, CEO of Lionbridge. “Over the past few weeks our enthusiasm about the opportunities for the combined organization has continued to build. With CLS’s high-quality professional services and the complementary nature of our geographic reach and vertical market expertise, it is clear this business combination positions Lionbridge for continued growth, innovation and client service excellence.”

More information about the business combination can be found on the CLS Communication announcement page on lionbridge.com.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance of Lionbridge following the consummation of the acquisition of CLS Communication, Lionbridge’s ability to achieve the expected synergies, revenue and profitability as a result of the acquisition and the strengthening of Lionbridge’s position in the translation, content and communications market as a result of the acquisition. Lionbridge's actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the timing, complexity and expense of integration and restructuring activities, Lionbridge’s inability to successfully integrate CLS and its employees into Lionbridge and achieve expected synergies; Lionbridge's ability to attract and retain key personnel; costs associated with and consequential to the acquisition and integration of CLS Communication and benefits realized from the acquisition; Lionbridge’s ability to accurately forecast the acquisition related restructuring costs and allocation of the purchase price, goodwill and other acquisition related intangibles and other asset adjustments; costs associated with restructuring of certain European operations; risks associated with management of growth; the failure to keep pace with the rapidly changing requirements of its clients; termination of customer contracts prior to the end of their term; reorganization or restructuring initiatives of one or more major clients or customers, which may impact such customer’s demand or requirements for Lionbridge’s services; the ability of Lionbridge to expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability Lionbridge's dependence on clients' product releases and production schedules to generate revenues; the loss of a major client or customer; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; risks associated with management of growth, transition and integration; the failure to keep pace with the rapidly changing requirements of its clients; risks associated with competition and competitive pricing pressures; and Lionbridge's ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent filings with the SEC (copies of which may be accessed through the SEC's website at http://www.sec.gov).

Contacts:
Sara Buda
Lionbridge Technologies
sara.buda@lionbridge.com
Tel. +1-978-964-1404

Matthias Trümpy
CLS Communication
Mail: info-ch@cls-communication.com
Tel. +41 44 206 68 68